Exhibit 10.5

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”), dated as of November 3, 2015, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders as identified as Lenders on the signature pages hereof (collectively, the “Lenders”) and CITIBANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Lenders, and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (said Credit Agreement, as amended and restated, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. The Borrower, the Lenders and the Administrative Agent desire to make certain amendments to the Credit Agreement and waive an Event of Default.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENTS.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“New Revolving Lender” has the meaning specified in Section 2.17.

“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of November 3, 2015, among the Borrower, the Lenders and the Administrative Agent.

“Sixth Amendment Closing Date” means the date that all conditions to effectiveness of the Sixth Amendment are satisfied.

(b) The definition of “Aggregate Revolving Commitments” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all Lenders, which, as of the Sixth Amendment Closing Date, are $40,000,000.

(c) The definition of “Revolving Commitment Increase Effective Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Revolving Commitment Increase Effective Date” has the meaning specified in Section 2.17.

(d) The definition of “Revolving Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Revolving Maturity Date” means (a) June 30, 2020 or (b) such earlier date as the (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f) of this Agreement.

(e) The definition of “Term B Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term B Maturity Date” means (a) June 30, 2020 or (b) such earlier date as (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f).

(f) Section 2.08(c) of the Credit Agreement is hereby amended to read as follows:

(c) To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the aggregate principal amount of the Term B Loans outstanding on the following dates in amounts determined by multiplying the percentage set forth opposite such dates times the initial principal amount of the Term B Loans (which amounts may be reduced as a result of the application of prepayments of the Term B Loans in accordance with the order of priority set forth in Section 2.06):

Date	% of Initial Aggregate Principal Amount
March 31, 2012	1.667%
June 30, 2012	1.667%
September 30, 2012	1.667%
December 31, 2012	1.667%
March 31, 2013	1.667%
June 30, 2013	1.667%
September 30, 2013	1.667%
December 31, 2013	1.667%
March 31, 2014	1.667%
June 30, 2014	1.667%
September 30, 2014	1.667%
December 31, 2014	1.667%

Date	% of Initial Aggregate Principal Amount
March 31, 2015	1.667%
June 30, 2015	1.667%
September 30, 2015	1.667%
December 31, 2015	1.667%
March 31, 2016	1.667%
June 30, 2016	1.667%
September 30, 2016	1.667%
December 31, 2016	1.667%
March 31, 2017	1.667%
June 30, 2017	1.667%
September 30, 2017	1.667%
December 31, 2017	1.667%
March 31, 2018	1.667%
June 30, 2018	1.667%
September 30, 2018	1.667%
December 31, 2018	1.667%
March 31, 2019	1.667%
June 30, 2019	1.667%
September 30, 2019	1.667%
December 31, 2019	1.667%
March 31, 2020	1.667%
June 30, 2020	The aggregate principal amount of all Term B Loans outstanding on such date

(g) Article II of the Credit Agreement is hereby amended by adding the following new Section 2.17 thereto to read as follows:

Section 2.17 Increase in Aggregate Revolving Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Revolving Commitments by an amount not exceeding $20,000,000; provided that any such request shall be in a minimum amount of $5,000,000 and in whole multiples of $2,000,000 in excess thereof (or, if less, the entire remaining amount of the increase provided for in this Section 2.17). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Revolving Lenders).

(b) Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Pro Rata Share of such requested increase. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment.

(c) Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (such approval not to be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Revolving Lenders pursuant to a joinder agreement (“New Revolving Lenders”) in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Revolving Commitments are increased in accordance with this Section 2.17, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Commitment Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Lenders and any New Revolving Lenders of the final allocation of such increase and the Revolving Commitment Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Revolving Commitment Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents (i) that contain a materiality qualification, are true and correct, on and as of the Revolving Commitment Increase Effective Date and (ii) that do not contain a materiality qualification, are true and correct in all material respects, on and as of the Revolving Commitment Increase Effective Date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) both before and after giving effect to the increase in the Aggregate Revolving Commitments, no Default exists. The Borrower shall prepay any Revolving Loans outstanding on the Revolving Commitment Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Pro Rata Shares arising from any non-ratable increase in the Aggregate Revolving Commitments under this Section 2.17.

(f) Conflicting Provisions. This Section 2.17 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(h) Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

(b) Debt to Capitalization Ratio. Permit the Debt to Capitalization Ratio at the end of any Fiscal Quarter commencing on and after September 30, 2015 to exceed 0.25 to 1.00 at any time.

(i) Schedule 1.01 of the Credit Agreement is hereby amended to be in the form of Schedule 1.01 attached to this Sixth Amendment.

(j) Schedule 2.01 of the Credit Agreement is hereby amended to be in the form of Schedule 2.01 attached to this Sixth Amendment.

(k) Schedule 5.13 of the Credit Agreement is hereby amended to be in the form of Schedule 5.13 attached to this Sixth Amendment.

(l) Exhibit G, the Compliance Certificate, is hereby amended to be in the form of Exhibit G attached to this Sixth Amendment.

2. WAIVER. Subject to satisfaction of the conditions to effectiveness to this Sixth Amendment set forth in Section 4 hereof, the Lenders hereby waive the Event of Default that occurred under Section 8.01(c) of the Credit Agreement as a result of the failure of the Borrower to cause 65% of the Equity Interests of PowerSecure Canada Energy Services, Inc., a British Columbia company (“PowerSecure Canada”), to be pledged to secure the Secured Obligations within the time required by Section 6.14 of the Credit Agreement.

3. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and after giving effect to the waiver provided in Section 2 hereof:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnish pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Sixth Amendment and the Revolving Loan Notes in the principal amount of each Revolving Lender’s Revolving Commitment, as increased by this Sixth Amendment (the “New Revolving Loan Notes”), (ii) this Sixth Amendment and the New Revolving Loan Notes have been duly executed and delivered by the Borrower, and (iii) this Sixth Amendment, the New Revolving Loan Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Sixth Amendment, the New Revolving Loan Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower, of this Sixth Amendment or the New Revolving Loan Notes or (ii) the acknowledgement and reaffirmation by each Guarantor of this Sixth Amendment.

4. CONDITIONS TO EFFECTIVENESS. All provisions of this Sixth Amendment shall be effective upon satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Lenders;

(b) the Administrative Agent shall have received counterparts of this Sixth Amendment executed by the Borrower and acknowledged by each Guarantor;

(c) the Administrative Agent shall have received the New Revolving Loan Notes for each Lender executed by the Borrower;

(d) the Administrative Agent shall have received certified resolutions of the Borrower authorizing the execution, delivery and performance by the Borrower of this Sixth Amendment and the New Revolving Loan Notes;

(e) the Administrative Agent shall have received an original stock certificate evidencing 65% of the Equity Interests of PowerSecure Canada issued in the name of PowerSecure, Inc., together with an undated stock power with respect to such Equity Interests executed by PowerSecure, Inc.;

(f) the Administrative Agent shall have received in immediately available funds for the account of each Lender an amount equal to the product of (i) 0.25% and (ii) the Outstanding Amount of the Term B Loans owed to each such Lender as of the date of this Sixth Amendment;

(g) the Administrative Agent shall have received in immediately available funds for its own account such fee as agreed to be paid by the Borrower in a separate letter agreement between Borrower and Administrative Agent in connection with this Sixth Amendment; and

(h) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

5. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Sixth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Sixth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Sixth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Sixth Amendment or any of the provisions contemplated herein and (ii) cover the Guarantied Obligations (as defined in its Guaranty) as increased by this Sixth Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

8. REAFFIRMATION. By signing below, each Loan Party, (a) affirms that each of the Liens granted in or pursuant to the Collateral Documents to which it is a party are valid and subsisting and (b) agrees that (i) this Sixth Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Collateral Documents and (ii) the Collateral Documents secure the Secured Obligations as increased by this Sixth Amendment.

9. EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Sixth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

10. GOVERNING LAW; BINDING EFFECT. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Sixth Amendment or any other Loan Document, and any prohibited assignment shall be null and void.

11. HEADINGS. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SIXTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Chief Financial Officer

Signature Page – Sixth Amendment

CITIBANK, N.A., as Administrative Agent and Lender

By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Senior Vice President

Signature Page – Sixth Amendment

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Steven G. Bullard
Name: Steven G. Bullard
Title: Senior Vice President

Signature Page – Sixth Amendment

ACKNOWLEDGED AND AGREED:

POWERSECURE, INC.

POWERSERVICES, INC.

ENERGYLITE, INC.

UTILITYENGINEERING, INC.

UTILITYDESIGN, INC.

REID’S TRAILER, INC.

INNOVATION ENERGIES, LLC

POWERSECURE SOLAR, LLC

SOLAIS LIGHTING, INC.

POWERSECURE LIGHTING, LLC

By:	/s/ Eric Dupont
Eric Dupont
Chief Financial Officer for all

Signature Page – Sixth Amendment

SCHEDULE 1.01

INACTIVE SUBSIDIARIES

PowerPackages, LLC (Delaware limited liability company)

PowerSecure Haiti USA, Inc. (Delaware corporation)

WaterSecure Holdings, Inc. (Colorado corporation)

Schedule 1.01 – Sixth Amendment

SCHEDULE 2.01

REVOLVING COMMITMENTS

AND REVOLVING PRO RATA SHARES

Lender	Revolving Commitment	Revolving Pro Rata Share
Citibank, N.A.	$28,000,000	70.00%
Branch Banking and Trust Company	$12,000,000	30.00%

Total	$40,000,000	100.00%

Schedule 2.01 – Sixth Amendment

SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Part (a): Subsidiaries

PowerSecure, Inc.	-	100% owned
UtilityEngineering, Inc.	-	100% owned
PowerServices, Inc.	-	100% owned
EnergyLite, Inc.	-	100% owned
Reid’s Trailer, Inc.	-	100% owned
UtilityDesign, Inc.	-	100% owned
Innovation Energies, LLC	-	100% owned
PowerSecure Solar, LLC	-	100% owned
Solais Lighting, Inc.	-	100% owned
PowerSecure Lighting, LLC	-	100% owned

Note: Does not include Inactive Subsidiaries listed on Schedule 1.01

Part (b): Other Equity Investments

None.

Schedule 5.13 – Sixth Amendment

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To: Citibank, N.A., as Administrative Agent under the Agreement defined below

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PowerSecure International, Inc. (the “Borrower”), the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that                                  he/she is the of the Borrower, that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for Fiscal Year-end financial statements]

1. Attached hereto as Schedule 1 are the Fiscal Year end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the date set forth above as the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

[Use following for Fiscal Quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the date set forth above as the Financial Statement Date. Such financial statements fairly present in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents [add, if applicable: except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Agreement has occurred and is continuing as of the date hereof [add, if applicable: except the following list of each Default or Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]

Exhibit G - Page 1

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date set forth above as the Financial Statement Date.

Exhibit G - Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     .

POWERSECURE INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit G – Page 3

For the Fiscal Quarter/Year ended                     (“Financial Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.12(a) – Fixed Charge Coverage Ratio [To be calculated for each Fiscal Quarter in which there is no Excess Cash][1].

	A.	Consolidated EBITDA:

		1.	Consolidated Net Income for Subject Period:	$

		2.	To the extent involved in calculating such Consolidated Net Income and without duplication, Consolidated Interest Charges:	$

		3.	To the extent included in calculating such Consolidated Net Income and without duplication, amount of taxes, based on or measured by income, deducted in determining such Consolidated Net Income for Subject Period:	$

		4.	To the extent included in calculating such Consolidated Net Income and without duplication, depreciation and amortization expense deducted in determining such Consolidated Net Income for Subject Period:	$

		5.	To the extent included in calculating such Consolidated Net Income and without duplication, all non-cash charges or losses which do not represent a cash charge or loss for Subject Period or in a future period:	$

		6.	To the extent included in calculating such Consolidated Net Income, Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for Subject Period:	$

		7.	To the extent included in calculating such Consolidated Net Income, Consolidated Interest Income for Subject Period:	$

		8.	To the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for Subject Period:	$

[1]	(i) For the Fiscal Quarter ending September 30, 2014, the components of the Fixed Charge Coverage Ratio shall be calculated only for such Fiscal Quarter ending on such date, (ii) for the Fiscal Quarter ending December 31, 2014, the components of the Fixed Charge Coverage Ratio shall be calculated for the period of two consecutive Fiscal Quarters ending on such date and (iii) for the Fiscal Quarter ending March 31, 2015, the components of the Fixed Charge Coverage Ratio shall be calculated for the period of three consecutive Fiscal Quarters ending on such date.

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		9.	Consolidated EBITDA (Lines I.A.1. + 2. + 3. + 4. + 5. - 6. - 7. - 8.):	$

	B.	Consolidated Lease Expense for Subject Period:		$

	C.	Taxes based on income and paid in cash (net of tax refunds) for Subject Period but excluding cash taxes paid in respect of the Southern Flow Disposition and the WaterSecure Disposition:		$

	D.	Consolidated Interest Charges (excluding, to the extent included in Consolidated Lease Expense, the interest component of Capital Leases) for Subject Period:		$

	E.	Scheduled payments of principal of Consolidated Funded Indebtedness (excluding, to the extent included in Consolidated Lease Expense, the principal component of Capital Leases) for Subject Period:		$

	F.	Consolidated Lease Expense for Subject Period:		$

	G.	Restricted Payments (excluding repurchases of common Equity Interests pursuant to Stock Repurchase Program) for Subject Period:		$

	H.	During Revolving Availability Period, an amount equal to the product of (x) 0.20 and (y) the amount by which Total Revolving Outstandings exceeds $15,000,000 on the Financial Statement Date:		$

	I.	Fixed Charge Coverage Ratio ((Line I.A.9. + I.B. – I.C.) ÷ (Lines I.D. + I.E. + I.F. + I.G. + I.H., if applicable)):		to 1.00

	Minimum permitted – See Section 7.12(a) of the Agreement			1.25 to 1.00

II.	Leverage Ratio [For purposes of determining Applicable Rate].

	A.	Consolidated Funded Indebtedness at Financial Statement Date:

		1.	all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$

		2.	Non-contingent obligations outstanding in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds or other similar instruments:	$

5

		3.	all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$

		4.	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:	$

		5.	Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$

		6.	Guarantees of Indebtedness of types specified in Lines II.A.1., II.A.2., II.A.3., II.A.4. and II.A.5. above:	$

		7.	Consolidated Funded Indebtedness	$

(Lines II.A.1. + 2. + 3. + 4. + 5. + 6.):

	B.	Amount, if any, by which unrestricted cash and Cash Equivalents at Financial Statement Date exceeds $5,000,000:		$

	C.	Line II.A.7. – Line II.B.		$

	D.	Consolidated EBITDA for Subject Period:

		1.	Consolidated EBITDA for Subject Period (See Line I.A.9.):	$

	E.	Leverage Ratio (Line II.C. ÷ Line II.D.1.):		to 1.00

III.	Section 7.12(b) – Debt to Capitalization Ratio.

	A.	Consolidated Funded Indebtedness at Financial Statement Date (Line II.A.7.):		$

	B.	Total Capitalization:

		1.	Consolidated Funded Indebtedness at Financial Statement Date (Line II.A.7.):	$

		2.	Shareholders’ Equity at Financial Statement Date:	$

		3.	Total Capitalization (Lines III.B.1. + III.B.2.):	$

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	C.	Debt to Capitalization Ratio (Line III.A. ÷ Line III.B.3.):		to 1.00

	Maximum permitted – See Section 7.12(b) of the Agreement			0.25 to 1.00

IV.	Section 7.12(c) – Consolidated Net Worth.

	A.	Consolidated Net Worth:		$

	B.	Minimum Consolidated Net Worth:

		1.	$142,066,409:	$

		2.	50% of Consolidated Net Income for each Fiscal Year beginning with each Fiscal Year commencing with Fiscal Year ending December 31, 2014 (with no reduction for any net loss in any such Fiscal Year):	$

		3.	90% of the aggregate increases in Shareholders’ Equity after Fourth Amendment Effective Date by reason of issuance and sale of Equity Interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary):	$

		4.	Non-cash charges or losses after Fourth Amendment Effective Date which do not subsequently represent a cash charge or loss:	$

		5.	Minimum Consolidated Net Worth (Lines IV.B.1. + 2. + 3. - 4.:	$

For purposes hereof, “Subject Period” is the period of four consecutive Fiscal Quarters ending on the Financial Statement Date.

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